                                                                               .
                                                                               .
                                                                               .
                PROVIDENT FINANCIAL GROUP, INC. AND SUBSIDIARIES


EXHIBIT 21 - SUBSIDIARIES OF PROVIDENT


The following table sets forth Provident's active subsidiaries as of the date of this report.

                                                        State of
                                                      Jurisdiction
                                                      Under the Laws
                                                        of which
                                                        Organized
                                                        ---------
The Provident Bank                                       Ohio
 PFGI Capital Corporation                                Maryland
 Information Leasing Corporation                         Ohio
  Provident Auto Leasing Company - Titling Trust         Delaware
  Provident Auto Rental Company LLC 1998-1               Delaware
  Provident Auto Rental Company LLC 1998-2               Delaware
  Provident Auto Rental LLC 1999-1                       Delaware
  Provident Auto Rental LLC 2000-1                       Delaware
  Provident Auto Rental LLC 2000-2                       Delaware
  Provident Auto Rental LLC 2001-1                       Delaware
  Provident Lease Receivables Company LLC                Delaware
 Provident Recap I, LLC                                  Ohio
 Milestone Security Partners, LLC                        Ohio
 AHT Service Corporation                                 California
 PB Realty Inc.                                          Ohio
  BB-BCH, LLC                                            Ohio
 PCFS Mortgage Resources, LLC                            Ohio
 Procurement Alternatives Corporation                    Ohio
 Capstone Realty Advisors, LLC                           Ohio
 Red Mortgage Capital, Inc.                              Ohio
 Red Capital Markets, Inc.                               Ohio
  Provident Insurance Agency, Inc.                       Ohio
 Provident Community Development Company, LLC            Ohio
 Red Capital Advisors, LLC                               Ohio
 Red Fund I Series A, LLC                                Delaware
 RFI Series A Class 1, LLC                               Ohio
 RFI Series A Class 2, LLC                               Delaware
 Provident Bank Home Equity Loan Trust 1996-1            New York
 Provident Bank Home Equity Loan Trust 1996-2            New York
 Meadow Ridge Partners LLC                               Ohio
Provident Investment Advisors, Inc.                      Ohio
Red Fund I Series B, LLC                                 Delaware
RFI Series B Class 1, LLC                                Ohio
RFI Series B Class 2, LLC                                Delaware